Exhibit 5


                                   LAW OFFICES

                   JOHNSON, JONES, DORNBLASER, COFFMAN & SHORB
                           A PROFESSIONAL CORPORATION

W. THOMAS COFFMAN         2200 BANK OF AMERICA CENTER            TELEPHONE
KENNETH E. DORNBLASER         15 W. SIXTH STREET              (918) 584-6644
JOHN B. JOHNSON, JR         TULSA, OKLAHOMA 74119
RANDY R. SHORB                                                      FAX
E. ANDREW JOHNSON                                             (918) 584-6645
    -----
LUKE A. BOMER                                                     E MAIL
                                                           kdornblaser@jjdcs.com
PAUL KINGSOLVER, Of Counsel


                                  June 23, 2008

AAON, Inc.
2425 S. Yukon Avenue
Tulsa, Oklahoma 74107

         Re:  AAON, Inc. 2007 Long-Term Incentive Plan:
              Registration Statement on Form S-8

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") of AAON, Inc., a Nevada corporation (the "Company"), filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with a proposed offering by the Company to certain of its employees and directors of the Company's common stock, $.004 par value per share, under the AAON, Inc. 2007 Long-Term Incentive Plan (the "Plan"). All of the 500,000 shares being registered will be newly issued by the Company and will hereinafter be referred to as the "Shares".

         As counsel for the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records or other documents as we have deemed relevant as a basis for our opinion hereinafter expressed. Where factual matters material to this opinion were not independently established, we have relied upon certificates and/or representations of current executive officers and responsible employees of the Company and upon such other data as we deem to be appropriate under the circumstances.

         Based upon and subject to the foregoing, it is our opinion that the Shares have been duly and validly authorized and, when issued, will be validly issued, fully paid and nonassessable.

         This opinion is limited to the corporate laws of the State of Oklahoma and we express no opinion with respect to the laws of any other jurisdiction.

                                      (1)

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ Johnson, Jones, Dornblaser,
                                                  Coffman & Shorb, P.C.

                                      (2)